UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

Valeant Pharmaceuticals International

(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 545-0100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

      On March 15, 2005, Valeant Pharmaceuticals International issued a press release announcing that it is making an adjustment to its previously reported 2004 fourth quarter and full year results as a result of its completed review of the Company’s deferred tax assets. The adjustment reflected a non-cash valuation allowance of $100.4 million for the deferred tax assets, of which $95.7 million was charged to provision for income taxes and $4.7 million was charged to additional paid-in capital. The Company previously announced that it was reviewing its ability to recognize, for GAAP purposes, the tax benefits from net operating losses that created the deferred tax asset, when it reported its 2004 fourth quarter and full-year financial results on February 24, 2005. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

     The information in this Item 2.02, including the exhibit attached hereto, is being furnished, and will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit Number	Description
99.1	Press release dated March 15, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2005	VALEANT PHARMACEUTICALS INTERNATIONAL
	By:	/s/ Bary G. Bailey
Bary G. Bailey
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 15, 2005.